UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2005

Stewart Information Services Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-02658	741677330
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Boulevard, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-625-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2005, the Commissioner of the California Department of Insurance (the "Commissioner") entered an Order to Cease and Desist and for Monetary Penalty and Cost Reimbursement pursuant to an agreed settlement with Stewart Title of California Inc., an indirect subsidiary of the Registrant. The Order is the result of allegations by the Commissioner of unlawful rebate activities in several Southern California counties during the period of September 1999 through November 2001. Stewart Title of California has agreed to a monetary penalty of $590,000 in settlement and an additional $160,000 to cover costs and expenses associated with the investigation, pursuant to the California Insurance Code. Stewart Title of California also agreed to the entry of a cease and desist order without an admission of wrongdoing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewart Information Services Corporation

April 25, 2005	By:	Max Crisp

Name: Max Crisp
Title: Vice President, Treasurer and Secretary